EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

1065 Avenue of the Americas, 21st Flr.

New York, NY 10018

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

January 23, 2007

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:	Vubotics, Inc.
Form SB-2 Registration Statement, Amendment No. 1 filed on January 23, 2007

Ladies and Gentlemen:

We refer to the above-captioned Registration Statement on Form SB-2, Amendment No. 1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by Vubotics, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on January 23, 2007.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination  mentioned above, we are of the opinion that the issued securities being sold pursuant to the Registration Statement are duly authorized and legally and validly issued and securities that have not been issued as of the date of this  Registration  Statement, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable  under the laws of the State of Nevada, including  statutory provisions, all applicable provisions under the Nevada state constitution, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/	Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP